Exhibit 99.1

AITX's RAD Unveils Rebuilt radsecurity.com

Website Signals Maturity, Market Traction, and Enterprise Ready Scale

Detroit, Michigan, March 18, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITXD), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced the launch of its fully rebuilt corporate website at radsecurity.com. The redesigned digital platform reflects RAD's continued growth, expanding enterprise footprint, and evolution into a mainstream provider of AI powered security solutions across commercial, industrial, healthcare, education, and critical infrastructure environments.

Since mid-2021, radsecurity.com has experienced sustained growth in visitor activity as awareness of autonomous security technologies has expanded. From 2021 through March 2026, the website recorded more than 882,000 page loads and nearly 582,000 unique visitors, including over 470,000 first-time visits from organizations researching RAD's solutions for the first time. This steady increase in engagement highlighted the need for a modernized digital presence capable of supporting higher traffic volumes, deeper research behavior, and the growing number of professionals evaluating autonomous security platforms across multiple industries.

The updated website also reflects the significant expansion of RAD's solution portfolio over the past several years. Early visitors to the platform primarily encountered devices such as SCOT™, Wally™, and ROSA™, while today's ecosystem includes advanced solutions like ROAMEO™, RIO™, AVA™, RADCam™ Enterprise, RAM™, and the SARA™ agentic AI platform that connects and coordinates deployed systems. The redesigned site presents these technologies in a more structured and engaging format, enabling visitors to better understand how RAD's expanding architecture supports real world security operations across multiple environments.

"We approached this rebuild with the understanding that our website must reflect who we are today, not who we were several years ago," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "Security leaders, enterprise buyers, and channel partners all rely on digital touchpoints to evaluate credibility and capability. The new website was designed to present our solutions, architecture, and deployment footprint with clarity and confidence, while supporting the way modern organizations research, evaluate, and ultimately adopt autonomous security technologies."

Visitors can explore real world deployment scenarios, industry specific applications, architectural overviews, and system capabilities across detection, verification, deterrence, escalation, response, and resolution workflows. The updated site also provides clearer pathways for scheduling demonstrations, requesting consultations, subscribing to updates, and accessing company news and media resources.

The launch of the rebuilt radsecurity.com underscores RAD's continued commitment to operational clarity, market leadership, and disciplined growth. As organizations increasingly evaluate autonomous technologies to strengthen security operations and manage risk, RAD's digital presence now more accurately reflects the scale, sophistication, and real world performance of its expanding deployments. The Company expects the platform to serve as a foundational communications asset as adoption of AI driven security solutions continues to accelerate across multiple industries.

RAD invites security professionals and channel partners to experience all RAD solutions in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or coordinated onsite throughout the event.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/